Exhibit 1.1

TRIUMPH BANCORP, INC.

7,705,000 Common Shares

(par value $0.01 per share)

UNDERWRITING AGREEMENT

[            ], 2014

SANDLER O’NEILL + PARTNERS, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

EVERCORE GROUP, L.L.C.

55 East 52nd Street, 38th Floor

New York, New York 10035

WELLS FARGO SECURITIES, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

as Representatives of the several Underwriters

Ladies and Gentlemen:

Triumph Bancorp, Inc., a Texas corporation (the “Company”), confirms its respective agreements with Sandler O’Neill + Partners, L.P. (“Sandler”), Evercore Group, L.L.C. (“Evercore”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler, Evercore and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,700,000 common shares, par value $0.01 per share, of the Company (“Common Shares”), in the respective amounts set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,005,000 additional Common Shares in the respective amounts set forth in Schedule B hereto. The aforesaid 6,700,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,005,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement has been executed and delivered.

The Company and the Underwriters agree that up to 502,500 shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to the directors, director nominees, officers of the Company and certain employees, business associates and other persons related to the Company (such distribution being referred to herein as the “Directed Share Program,” and such persons offered Securities in the Directed Share Program, the “Invitees”), as part of the distribution of the Securities by the Underwriters, as set forth in the Prospectus under the heading “Underwriting—Directed Share Program,” subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally or electronically confirmed for purchase by the Invitees by 11:59 PM (Eastern time) on the date of this Underwriting Agreement, such Reserved Securities may, at the sole and absolute discretion of the Representatives, be offered to the public or any other Invitee by the Underwriters as set forth in the Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-198838), including the related preliminary prospectus or prospectus covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Underwriting Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used in connection with the offer of the Securities before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used in connection with the offer of the Securities after such effectiveness and prior to the execution and delivery of this Underwriting Agreement, is herein called a “preliminary prospectus.” Such registration statement, as amended by the amendments thereto, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Representatives for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Underwriting Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Underwriting Agreement:

“Applicable Time” means [—] [a/p]m (Eastern time) on [—], 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means the Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the preliminary prospectus relating to the Securities dated October 27, 2014, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer Represented Limited Use Free Writing Prospectus also includes any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and any post-effective amendments thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission to the Company for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments thereto complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and the preliminary prospectus included in the General Disclosure Package and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and the preliminary prospectus included in the General Disclosure Package, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities in foreign jurisdictions. Neither the preliminary prospectus included in the General Disclosure Package as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto (including any Prospectus wrapper) as of its date and (as then amended or supplemented) at the time any amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Price Stabilization, Short Positions and Penalty Bids,” “Underwriting – Passive Market Making,” “Underwriting – Electronic Distribution,” and the second paragraph of “Underwriting – Affiliations,” (such information being referred to herein as the “Underwriter Information”).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied as to form when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii) Issuer-Represented Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus (as supplemented or superseded from time to time), does not conflict with the information contained in the Registration Statement, the preliminary prospectus included in the General Disclosure Package or the Prospectus.

(iii) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(iv) Testing-the-Waters Communications. The Company has not alone engaged in any Testing-the-Waters Communications.

(v) Independent Accountants.

(a) Crowe Horwath LLP (“Crowe”), the accounting firm that certified certain financial statements of the Company and National Bancshares, Inc. (“NBI”) included in the Registration Statement, the prospectus included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. With respect to the Company, Crowe is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(b) Plante & Moran, LLC, the accounting firm that certified certain financial statements of NBI included in the Registration Statement, the prospectus included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations and cash flow data of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods specified, except as otherwise disclosed therein and the related notes thereto. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Summary—Selected Historical Consolidated Financial Information,” “Selected Historical Consolidated Financial Information” and “Capitalization” present fairly in all material respects the information shown therein. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the

Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the rules and regulations of the 1934 Act (the “1934 Act Regulations”) and Item 10 of Regulation S-K under the 1933 Act, as applicable. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been prepared in accordance with the Commission’s rules and guidelines.

(vii) No Material Adverse Change in Business. Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the business, business prospects, financial position or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for (1) regular quarterly dividends on the shares of Senior Preferred Stock, Series T-1 and Senior Preferred Stock, Series T-2 (collectively, the “TARP preferred stock”) currently outstanding at NBI issued to the U.S. Department of Treasury in February 2009 under the TARP Capital Purchase Program, (2) dividends on the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock (the “Company preferred stock”), (3) regular quarterly dividends on the trust preferred securities issued by subsidiaries of NBI (the “trust preferred securities”), and (4) dividends and distributions on, and the redemption of all remaining outstanding, Class B Units issued by the Company’s subsidiary, Triumph Commercial Finance, LLC, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (where such designation is applicable) under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized and is validly existing in good standing (where such designation is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Underwriting Agreement, as otherwise described in the Registration Statement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, except for the outstanding TARP preferred stock, Company preferred stock and trust preferred securities, is owned, directly or indirectly, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any subsidiary was issued in violation of any preemptive or similar right of any securityholder of such subsidiary.

(xi) Authorization of Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration set forth herein, will (a) be validly issued and fully paid and non-assessable and (b) conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except for such rights as have been duly waived and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All such waivers are in full force and effect on the date hereof.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of formation, articles of association, by-laws,

operating agreement or other organizational document, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and its banking subsidiaries, Triumph Savings Bank, SSB and Triumph Community Bank, N.A. (collectively, the “Banks”), and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Banks with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of formation, by-laws or operating agreement, as applicable, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which, in either case, may reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its subsidiaries are party to any collective bargaining agreement.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is party or of which any of their respective property or assets is the subject which is required by the 1933 Act or the 1933 Act Regulations to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) Possession of Intellectual Property. Except as would not have a Material Adverse Effect or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities and/or Reserved Securities are offered and (iii) such as the failure of which to obtain are in the aggregate immaterial.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental

Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good and marketable title to all personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except, in each case, as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material written or, to the Company’s knowledge, oral claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or impairing the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required to be held by them under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii) Taxes. The Company and each of the subsidiaries has (A) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects and (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect.

(xxiv) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate in all material respects for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; except for such refusals as are in the aggregate immaterial, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv) Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xxvi) Internal Control Over Financial Reporting. The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations) that complies in all material respects with the requirements of the 1934 Act, as applicable to them, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) Disclosure Controls and Procedures. The Company employs disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that comply with the requirements of the Exchange Act, as applicable to the Company, which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that information required to be disclosed by the Company in the reports that it will file or submit under the 1934 Act is made known to the Company’s executive management, including, as appropriate, the Company’s principal executive officer and principal financial officer, by others within the Company and its subsidiaries to allow timely decisions regarding required disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (I) any significant deficiency in the design or operation of internal controls which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (II) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxviii) Compliance with the Sarbanes-Oxley Act. The Company is, or immediately upon consummation of the transactions contemplated by this Agreement will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) applicable to the Company at such time.

(xxix) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”); or (D) made any bribe, illegal rebate, illegal payoff, illegal influence payment, illegal kickback or other unlawful payment; and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxi) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder, except for such rights as have been duly waived in writing and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxii) No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiii) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

(xxxv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made by the Company with the actual knowledge that such forward-looking statement was false or misleading or has been disclosed other than in good faith.

(xxxvi) Lock-up Agreements. Each of the Company’s executive officers, directors, 5% or greater shareholders and certain other shareholders, in each case as listed on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.

(xxxvii) Fees. Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other like fee, commission or payment in connection with the sale of Securities.

(xxxviii) ERISA. Each “employee benefit plan” (as defined in ERISA) sponsored or maintained by the Company or any of the subsidiaries or “ERISA Affiliates” (as defined below) for the benefit of their employees (the “Company Plans”) is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any Company Plan for which the Company or any of its subsidiaries or ERISA Affiliates would reasonably be expected to have any material liability; the Company and each of its subsidiaries or their ERISA Affiliates have not incurred in the six (6) years prior to the date hereof and do not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any Company Plan or (B) with respect to any Company Plan and other than liability in the ordinary course under the terms of such Company Plan, Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”), in each case, that would reasonably be expected to result in a material liability to the Company and its subsidiaries; and each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xxxix) Directed Share Program. None of the Invitees is domiciled outside of the United States.

(xl) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Company has duly elected to be a financial holding company under the BHC Act. Triumph Community Bank, N.A. holds the requisite authority to do business as a national banking association under the laws of the United States. Triumph Savings Bank, SSB holds the requisite authority to do business as a validly existing state savings bank chartered under the laws of the State of Texas.

(xli) No Regulatory Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(xlii) Compliance with Applicable Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the

Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency (the “OCC”), the Texas Department of Savings and Mortgage Lending, the SEC, the Consumer Financial Protection Bureau (collectively, the “Regulatory Agencies”), and the Dodd Frank Wall Street Reform and Consumer Protection Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its subsidiaries has received any written communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xliii) Deposit Insurance. The deposit accounts of each of the Banks are insured by the FDIC up to the legal maximum, each of the Banks has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliv) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries or any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, (A) is currently subject to any sanctions administered or enforced by the U.S. Governmental Entity (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or the U.S. Department of State), the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”); or (B) is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partner or other person or entity, (x) for the purpose of financing or facilitating the activities of any person, or engage in dealings or transaction with any person, in any country or territory, currently subject to any Sanctions, (y) to finance or facilitate any activities of, or business in, any Sanctioned Country or (z) in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions (except, in each case, as would not violate applicable laws or regulations). For the past five years, neither the Company nor any subsidiary of the Company have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any persons that at the time of such dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xlv) Derivative Securities. All material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in all material respects in accordance with applicable laws, rules and regulations of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvi) Subsidiary Dividend Restrictions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve, the FDIC, the OCC or the Texas Department of Savings and Mortgage Lending (other than orders applicable to banks, bank holding companies and any of their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlvii) Reports, Registrations and Statements. Since January 1, 2011, the Company, the Banks and each of their subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the OCC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the OCC and any other applicable federal or state securities or banking authorities, as the case may be.

(xlviii) Adequate Capitalization. As of June 30, 2014, Triumph Savings Bank, SSB met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action and Triumph Community Bank, N.A. met or exceeded the standards necessary to be considered “well capitalized” under the OCC’s regulatory framework for prompt corrective action.

(xlix) Fiduciary Accounts. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Company nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(l) Privacy Statements. The Banks (A) comply in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Banks from Individuals (as defined below), (B) comply in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (C) take reasonable measures as are customary in the business in which the Banks and their subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Banks by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Banks’ privacy statements and policies published on Bank websites or products or otherwise made available by the Banks regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any Bank websites or products (“Individuals”).

(b) Representations and Warranties by the Banks. Each of the Banks represents and warrants to each Underwriter as follows:

(i) Triumph Community Bank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no liability or disability by reason of the failure to be so qualified in any such other jurisdiction, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) Triumph Savings Bank, SSB has been duly chartered and is validly existing as a state savings bank in good standing under the laws of the State of Texas, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no liability or disability by reason of the failure to be so qualified in any such other jurisdiction, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii) Neither of the Banks nor any of their respective subsidiaries is in violation of its charter, by-laws or other organizational or governing documents or, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Banks or any of their subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Banks or any of their subsidiaries is subject (collectively, “Bank Instruments”).

(iv) The execution, delivery and performance of this Underwriting Agreement by the Banks, compliance by the Banks with all of the provisions of this Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, except for breaches or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability to consummate the transactions contemplated by this Underwriting Agreement, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the charter or by-laws of the Banks or any statute, order, rule or regulation of any court or Governmental Entity having jurisdiction over the Banks or any of its subsidiaries or any of their properties.

(v) This Underwriting Agreement has been duly authorized, executed and delivered by the Banks.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters in connection with the offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule D, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,005,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule D, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives in the notice of exercise, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing

Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A in connection with the sale of the Securities and, during the Prospectus Delivery Period, will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the 1933 Act or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order referred to in the first sentence of this Section 3(a) and, if any such stop order is issued, to promptly obtain the lifting thereof. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as on the advice of counsel for the Company a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order that such preliminary prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement any preliminary prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any preliminary prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time during the Prospectus Delivery Period and following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time during the Prospectus Delivery Period and following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. During the Prospectus Delivery Period, the Company will promptly notify the Representatives if the Commission requests information concerning any Testing-the-Waters Communication distributed by or on behalf of the Company in connection with the offering of Securities.

(f) Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for as long as required for distribution of the Securities; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will use its reasonable best efforts to also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g) Rule 158. During the Prospectus Delivery Period, the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on EDGAR.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its reasonable best efforts to effect the listing, subject to notice of issuance, of the Securities on the Nasdaq Global Select Market (“Nasdaq”).

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise or settlement of an option or warrant granted under the Company’s stock plans, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or (F) the issuance of up to 10% of the outstanding shares of Common Stock in connection with (1) the acquisition of, a joint venture with or a merger with another company, (2) the filing of a registration statement with respect to such acquisition, joint venture or merger, or (3) the issuance of shares of Common Stock pursuant to any employee benefit plan assumed by the Company in connection with such acquisition, joint venture or merger; provided that, in the case of (1), (2) and (3), any recipient of such Common Stock shall execute and deliver to the Representatives a lock-up letter substantially to the effect set forth in Exhibit A hereto.

(k) Reporting Requirements. For one year following the date hereof, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Directed Share Program.

(m) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives (not to be unreasonably conditioned, withheld or delayed), it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 that would result in the Company being required to file such “free writing prospectus” with the Commission under Rule 433(d).

(n) Lock-up Release. If Sandler and Evercore agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 5(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver of any lock-up restrictions of any officer or director of the Company by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Sandler and Evercore to any such officer or director shall only be effective two business days after the publication date of such press release.

(o) Registration Rights, Preemptive Rights and Other Rights. The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, during the 180-day restricted period referred to in Section 3(j) hereof.

(p) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, including all Commission filing fees, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) up to $50,000 of the filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communications and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the out-of-pocket costs and expenses of the Company relating to investor presentations in connection with testing-the-waters meetings or on any “road show” undertaken in connection with the marketing of the Securities, (viii) the application fees and up to $50,000 of all reasonable and documented expenses and fees (including reasonable and documented expenses of counsel) incurred in connection with any filing with, and clearance of the offering by, FINRA, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq and (x) all reasonable costs and expenses of Wells Fargo, including the reasonable fees and disbursements of counsel for Wells Fargo, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. Except as provided in this Section 4 and in Section 6 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and travel and lodging expenses of the Representatives.

(b) Termination of Agreement. If (i) this Underwriting Agreement is terminated pursuant to clause (i) or (iii) of Section 9(a), (ii) the Company for any reason (other than a termination pursuant to clause (ii), (iv), (v) or (vi) of Section 9(a)) fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Underwriting Agreement, the Company agrees to reimburse the

Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby, subject to the applicable limitations provided by Section 4(a) above. The Company shall not be required to pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with in all material respects. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the opinion and negative assurance letter, each dated as of Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(c) Opinion of Texas Counsel for the Company. At Closing Time, the Representatives shall have received the opinion of Beard, Kultgen, Brophy, Bostwick & Dickson LLP, Texas counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(d) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date of the most recent financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, as of the execution of this Underwriting Agreement or the Applicable Time, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company,

dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.

(f) Chief Financial Officer’s Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that he has (i) reviewed the Registration Statement and the Prospectus (or any amendment or supplement thereto), (ii) supervised the compilation of the financial data and information of the Company included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (iii) read the Company’s financial statements, books and records or schedules or analyses derived therefrom that he has deemed necessary to make such certification, (iv) carefully reviewed each of the items disclosed by the Company under the section entitled “Recent Developments” on the pages of the Registration Statement and the Prospectus, relating to estimated financial information for the nine months ended September 30, 2014 (the “Recent Development Information”), and (v) determined that the Recent Development Information was determined by the Company on a reasonable basis and in good faith; nothing has come to the attention of the Chief Financial Officer that would lead him to believe that the Recent Development Information is not accurate in all material respects or is misleading in any material respect or that the actual financial data and operating results for the nine-month period ended September 30, 2014 will be materially different from the corresponding items of the Recent Development Information.

(g) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from Crowe a letter dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Crowe a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time with respect to the financial statements and certain financial information contained in the Prospectus.

(i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq under the symbol “TBK”, subject only to official notice of issuance.

(j) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. At the date of this Underwriting Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

(l) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(m) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for the Company. The opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Texas Counsel of the Company. The opinion of Beard, Kultgen, Brophy, Bostwick & Dickson LLP, Texas counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for the Underwriters. The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from Crowe, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery,

substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Banks, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any violation of any applicable laws, rules or regulations of any foreign jurisdiction where Reserved Securities have been or are offered or sold, or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Issuer-Represented Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv) provided that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification obligation of the Banks in this Section 6 shall be limited with respect to the Banks to the extent necessary if (a) a Governmental Entity having jurisdiction over one of the Banks by written communication addressed to such Bank or its board of directors, including in connection with any examination of such Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies one of the Banks that any indemnification would result in an adverse impact on such Bank’s examination ratings, (c) such indemnification would give rise to civil money penalties or other sanctions, or (d) one of the Banks determines, upon the written opinion of counsel, that any indemnification made by such Bank hereunder would violate any law, rule, regulation or policy applicable to such Bank or the Company.

The obligations of the Company and the Banks under this Section 6 and Section 7 below shall be in addition to any liability which the Company or the Banks may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section 6 and Section 7 below shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Banks, as the case may be, within the meaning of the 1933 Act.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its officers, directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, and shall allow the indemnifying party to assume the defense of any claim, suit or proceeding and all negotiations for settlement with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding; provided that the indemnified party shall have the right to retain its own counsel at its own expense; provided, further, however, that, upon request of the indemnified party, the indemnifying party shall pay as incurred the reasonable fees and disbursements of counsel retained by the indemnified party if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying person shall be liable under this Section 6 or Section 7 hereof for any settlement of any proceeding effected without its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Indemnification for Reserved Securities. In addition to and without limitation to the obligations of the Company and the Banks to indemnify each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act pursuant to the other provisions of this Section 6, the Company and the Banks, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any violation of any applicable laws, rules or regulations of any foreign jurisdiction where Reserved Securities have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement of a material fact included in any supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to Invitees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with any Issuer-Represented Free Writing Prospectus, any Issuer-Represented Limited Use Free Writing Prospectus, the Prospectus or any preliminary prospectus (or any amendment or supplement thereto), in light of the circumstances under which they were made, not misleading, (C) arising out of the failure of any Invitee to pay for or accept delivery of the Reserved Securities which such Invitee agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Reserved Securities;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Banks on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Banks on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(d)(i), which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Banks on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company and the Banks, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Banks, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Banks or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(d)(i) hereof.

The Company, the Banks and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Company and the Banks in this Section 7 to contribute are joint and several. Notwithstanding the foregoing, the contribution obligation of the Banks in this Section 7 shall be limited with respect to the Banks to the extent necessary if (a) a Governmental Entity having jurisdiction over one of the Banks by written communication addressed to such Bank or its board of directors, including in connection with any examination of such Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies one of the Banks that any contribution would result in an adverse impact on such Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions, or (d) one of the Banks determines, upon the opinion of counsel, that any contribution made by such Bank hereunder would violate any law, rule, regulation or policy applicable to such Bank or the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Underwriting Agreement.

(a) Termination; General. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Underwriting Agreement or since the date of the most recent financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus a Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or any domestic outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, (iv) if trading generally on the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal, New York or Texas authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Defaulted Securities on the same terms. After giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided above, there remain Defaulted Shares, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if, after giving effect to any arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons, the number of Defaulted Securities which remain unpurchased exceeds 10% of the number of Securities to be purchased on such date, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Underwriting Agreement shall terminate without any liability on the part of any nondefaulting party; provided that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Covenant of the Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of the General Counsel, Evercore Group, L.L.C., 55 East 52nd Street, 38th Floor, New York, New York 10035, attention of the General Counsel, and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918), with a copy to Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202, Attention: Michael G. Keeley; and notices to the Company shall be directed to it at Triumph Bancorp, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251, attention of the General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Mark F. Veblen.

SECTION 14. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and the Banks and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and the Banks and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Banks and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. No Fiduciaries. Each of the Company and the Banks, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank, or their respective shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Banks with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Banks on other matters) and no Underwriter has any obligation to the Company or the Banks with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Banks, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Banks have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 16. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the original signature pages to this Underwriting Agreement for all purposes. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Banks. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

TRIUMPH BANCORP, INC.

By:
Name:
Title:

TRIUMPH SAVINGS BANK, SSB

By:
Name:
Title:

TRIUMPH COMMUNITY BANK, N.A.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL + PARTNERS, L.P.
EVERCORE GROUP L.L.C.

By:	SANDLER O’NEILL + PARTNERS, L.P.
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By:	Sandler O’Neill + Partners Corp.,
the sole general partner

By:
Name:
Title:

By:	EVERCORE GROUP L.L.C.
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By:
Name:
Title:

By:	WELLS FARGO SECURITIES, LLC
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By:
Name:
Title:

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Sandler O’Neill + Partners, L.P.	[	—]
Evercore Group L.L.C.	[	—]
Wells Fargo Securities, LLC	[	—]
Keefe, Bruyette & Woods, a Stifel Company	[	—]
Nomura Securities International, Inc.	[	—]

Total	[	—]

SCHEDULE B

Issuer	Number of Initial Securities to be Sold		Maximum Number of Option Securities to Be Sold

Triumph Bancorp, Inc.	[	—]	[	—]

Total	[	—]	[	—]

SCHEDULE C

Issuer-Represented General Free Writing Prospectus

[List]

SCHEDULE D

Triumph Bancorp, Inc.

[—] Shares of Common Stock

(Par Value $0.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[—].

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3. The purchase price per share for the Reserved Securities to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per share.

SCHEDULE E

[List of persons and entities

subject to lock-up]

EXHIBIT A

FORM OF LOCK-UP

[Date]

Sandler O’Neill + Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Evercore Group, L.L.C.

55 East 52nd Street, 38th Floor

New York, New York 10035

as Representatives of the several Underwriters

to be named in the Underwriting Agreement

Re:	Proposed Initial Public Offering by Triumph Bancorp, Inc.

Dear Sirs and Madams:

The undersigned, a shareholder and/or executive officer and/or director of Triumph Bancorp, Inc., a Texas corporation (the “Company”), understands that Sandler O’Neill + Partners, L.P. (“Sandler”) and Evercore Group, L.L.C. (“Evercore”), as representatives of the Underwriters (Sandler and Evercore collectively are, the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period beginning on the date hereof and ending at the close of business on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or exercise any right to file, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for

Exhibit A-1

Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock:

(i)	as a bona fide gift or gifts or by will or intestacy, provided that (x) the donee or donees agree to be bound in writing by the restrictions set forth herein and (y) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession, as the case may be;

(ii)	(a) to any trust, partnership, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (b) to any immediate family member or other dependent of the undersigned, (c) as a distribution to limited partners, members or stockholders of the undersigned, (d) to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act), (e) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the preceding clauses (a) through (e), or (f) in the case of an executive officer, to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer; provided that in the case of any transfer or distribution pursuant to this clause (ii), (x) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (y) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor, provided, further, that any filing under Section 16(a) of the Exchange Act that is required in connection with any such transfer shall include a statement in such report to the effect that such transfer is being made in connection with this clause (ii);

(iii)	pursuant to an order of a court or regulatory agency;

(iv)	acquired in open market transactions after the completion of the Offering, provided that in the case of this clause (iv), no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting any sale, transfer or other disposition of Common Stock that results in a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof;

(v)	pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Representatives;

(vi)	pursuant to the exercise by the undersigned of stock options, shares of preferred stock or warrants that have been granted by the Company prior to, and are outstanding as

Exhibit A-2

of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement;

(vii)	to the Company to satisfy any tax withholding obligations of the Company or the undersigned upon the exercise or vesting of equity awards under any equity incentive plan of the Company, provided that any filing under Section 16(a) of the Exchange Act that is required in connection with any such surrender of shares of Common Stock shall include a statement in such report to the effect that such surrender of shares of Common Stock is being made in connection with the payment of taxes;

(viii)	with the prior written consent of the Representatives; or

(ix)	if the undersigned is a corporation, to any wholly owned subsidiary of such corporation, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, provided, further, that any filing under Section 16(a) of the Exchange Act that is required in connection with any such transfer shall include a statement in such report to the effect that such transfer is being made in connection with the transfer of shares to a wholly owned subsidiary.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make or authorize any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that the Representatives may elect whether or not to grant any such release or waiver in their sole and absolute discretion.

With respect to the Offering only and for the duration of the Lock-Up Period, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Common Stock and/or any securities convertible into or exchangeable or exercisable for Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Exhibit A-3

The undersigned understands that the Company, Representative and other underwriters party to the Underwriting Agreement are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder (other than any shares of Common Stock subject to any over-allotment option), (iii) the Registration Statement is withdrawn by the Company, (iv) the Company notifies the Representatives that it does not intend to proceed with the Offering or (v) the Offering has not closed prior to March 31, 2015, the undersigned shall be released from all obligations under this Lock-Up Agreement without any further action on part of the undersigned and this Lock-Up Agreement shall be of no further force and effect.

Exhibit A-4

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:
Print Name:

Exhibit A-5